Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer

Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Hazrat Ray Haniff

U.S. Bank National Association

100 Wall Street

New York, NY 10005

(212) 951-6996

(Name, address and telephone number of agent for service)

BGC PARTNERS, INC.

(Issuer with respect to the Securities)

Delaware	13-4063515
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

499 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

5.125% Senior Notes due 2021

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2019 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

***	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-227395 filed on September 18, 2018.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 13th of December, 2019.

By:	/s/ Hazrat Ray Haniff
Hazrat Ray Haniff
Assistant Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 13, 2019

By:	/s/ Hazrat Ray Haniff
Hazrat Ray Haniff
Assistant Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2019

($000’s)

9/30/2019
Assets
Cash and Balances Due From Depository Institutions	$15,112,079
Securities	119,318,592
Federal Funds	3,649,142
Loans & Lease Financing Receivables	295,082,725
Fixed Assets	6,645,121
Intangible Assets	12,676,922
Other Assets	24,909,024

Total Assets	$477,393,605
Liabilities
Deposits	$372,420,581
Fed Funds	1,053,008
Treasury Demand Notes	0
Trading Liabilities	991,966
Other Borrowed Money	33,643,638
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	15,002,550

Total Liabilities	$426,961,743
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	35,346,037
Minority Interest in Subsidiaries	800,710

Total Equity Capital	$50,431,862
Total Liabilities and Equity Capital	$477,393,605